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                                                                       EXHIBIT C
                                                                       ---------


                             JOINT FILING AGREEMENT

         Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of December 5, 2002

                              OAKTREE CAPITAL MANAGEMENT, LLC

                              By:  /s/ Marc Porosoff
                              --------------------------------------------------
                              Name:      Marc Porosoff
                              Title:     Senior Vice President, Legal


                              OCM REAL ESTATE OPPORTUNITIES FUND II, L.P.

                              By:    Oaktree Capital Management, LLC,
                                     its general partner

                              By: /s/ Marc Porosoff
                              --------------------------------------------------
                              Name:      Marc Porosoff
                              Title:     Senior Vice President, Legal



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